Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Form 8-K/A and, if not defined in the Form 8-K/A, the final prospectus and definitive proxy statement, dated October 8, 2021 (the “Proxy Statement/Prospectus”).

We are providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Merger. The Merger and the related transactions, as further described elsewhere in the unaudited pro forma financial information, were completed on November 3, 2021.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of RTPY and Legacy Aurora, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet of RTPY as of September 30, 2021 combines the historical balance sheet of RTPY as of September 30, 2021 and the historical consolidated balance sheet of Legacy Aurora as of September 30, 2021, adjusted to give pro forma effect to the Business Combination between RTPY and Legacy Aurora, summarized below, the PIPE Investment and certain other related events related to the Business Combination, in each case, as if the Business Combination, PIPE Investment and the other related events had been consummated on September 30, 2021.

The unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 combine the historical statements of operations of RTPY and the historical consolidated statements of operations of Legacy Aurora for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented.

Additionally, and as further described in Note 2 to the unaudited pro forma condensed combined financial information herein, Legacy Aurora completed the acquisition of Apparate on January 19, 2021. The acquisition of Apparate was deemed to be a material transaction that is separate from the Business Combination. The unaudited pro forma combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 combine the historical statements of operations of Legacy Aurora and Apparate as if the acquisition of Apparate had occurred on January 1, 2020, the beginning of the earliest period presented. The acquisition of Apparate is reflected in the balance sheet of Legacy Aurora as of September 30, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

the historical audited financial statements of RTPY as of December 31, 2020 and for the period from October 2, 2020 (inception) through December 31, 2020 included in the Proxy Statement/Prospectus and incorporated herein by reference;

•

the historical unaudited condensed financial statements of RTPY as of and for the nine months ended September 30, 2021, the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in Aurora’s Form 10-Q filed with SEC on November 15, 2021 and incorporated herein by reference;

•	the historical audited financial statements of Legacy Aurora as of and for the year ended December 31, 2020 included in the Proxy Statement/Prospectus and incorporated herein by reference;

•

historical unaudited condensed consolidated financial statements of Legacy Aurora as of and for the nine months ended September 30, 2021, the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed as Exhibit 99.1 and 99.2, respectively, to this Amendment No. 1 to Current Report on Form 8-K/A and incorporated herein by reference;

•

the historical audited consolidated financial statements of Apparate, as of and for the year-ended December 31, 2020, included in the Proxy Statement/Prospectus and incorporated herein by reference; and

•	other information relating to RTPY and Legacy Aurora included in the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information should be read together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited pro forma combined financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Description of the Business Combination and the related transactions

The Domestication, Merger, PIPE Investment and accompanying transactions may be summarized as follows:

•	RTPY changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware;

•

RTPY entered into the Merger Agreement with Merger Sub and Legacy Aurora, pursuant to which, among other things, following the Domestication, (i) Merger Sub merged with and into Legacy Aurora, the separate corporate existence of Merger Sub ceased and Legacy Aurora became the surviving corporation and a wholly owned subsidiary of RTPY, and RTPY was renamed Aurora Innovation, Inc.;

•

Prior to the effective time of the Merger, Legacy Aurora adopted the Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) to implement a dual class structure, pursuant to which (i) Legacy Aurora authorized and issued the Aurora Class B Stock and (ii) each existing share of Legacy Aurora Series A Preferred Stock or Legacy Aurora Series B Preferred Stock issued and outstanding as of immediately prior to the Conversion Amendment (as defined below) was provided the right to convert each such share, from and following the Conversion Amendment, into one share of Legacy Aurora Class B Stock ((i) and (ii) together, the “Conversion Amendment”). For the avoidance of doubt, all rights, preferences, privileges and powers of, and restrictions provided for the benefit of the Legacy Aurora Series Seed 1 Preferred Stock, Legacy Aurora Series Seed 2 Preferred Stock, Legacy Aurora Series U-1 Preferred Stock, Legacy Aurora Series U-2 Preferred Stock or Legacy Aurora Series B-1 Preferred Stock remained unchanged by the Conversion Amendment;

•

Prior to the effective time of the Merger, but immediately subsequent to the Conversion Amendment, and pursuant to the terms of the A&R Certificate of Incorporation, each share of Legacy Aurora Series Seed 1 Preferred Stock, Legacy Aurora Series Seed 2 Preferred Stock, Legacy Aurora Series U-1 Preferred Stock, Legacy Aurora Series U-2 Preferred Stock or Legacy Aurora Series B-1 Preferred Stock automatically converted into one share of Legacy Aurora common stock (the “Preferred Stock Conversion”);

•

Prior to the effective time of the Merger, but immediately subsequent to the Conversion Amendment, and pursuant to certain contractual exchange agreements with Legacy Aurora, each share of Legacy Aurora common stock held by the Aurora Founders was exchanged for one share of Legacy Aurora Class B Stock (the “Exchange” and, together with the Conversion Amendment and the Preferred Stock Conversion, the “Pre-Closing Restructuring”);

•

Upon the consummation of the Merger, Legacy Aurora Stockholders received an aggregate of 1,100,000,000 shares of Legacy Aurora common stock (at a deemed value of $10.00 per share), which, in the case of Legacy Aurora Awards, were shares underlying awards based on Legacy Class A Common Stock, representing a pre-transaction equity value of Aurora of $11.0 billion (such total number of shares of Legacy Aurora common stock, the “Aggregate Merger Consideration”). Specifically, after giving effect to the Pre-Closing Restructuring, (a) each share of Legacy Aurora common stock was cancelled and converted into the right to receive a number of shares of Class A Common Stock equal to the quotient obtained by dividing (i) the Aggregate Merger Consideration by (ii) the aggregate fully diluted number of shares of Legacy Aurora capital stock (the “Exchange Ratio”) and (b) each share of Legacy Aurora Class B Stock will be cancelled and converted into the right to receive a number of shares of Class B Common Stock equal to the Exchange Ratio of approximately 2.1708. The portion of the Aggregate Merger Consideration reflecting the conversion of the Legacy Aurora Awards was calculated assuming that all Legacy Aurora Options are net-settled. Holders of Legacy Aurora common stock received Class A Common Stock and holders of Legacy Aurora Class B Stock received Class B Common Stock. Accordingly, 513,575,373 shares of Class A Common Stock and 481,107,977 shares of Class B Common Stock were issued as outstanding shares to Legacy Aurora Stockholders upon completion of the Business Combination;

•

82,432,681 shares have been reserved for the potential future issuance of Class A Common Stock upon the exercise of Aurora Options and 34,698,749 shares have been reserved for the potential future issuance of Class A Common Stock upon the settlement of Aurora RSU Awards based on the following transactions contemplated by the Merger Agreement:

•

The conversion of all outstanding Legacy Aurora Options into options exercisable for shares of Class A Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which will be adjusted using the Exchange Ratio;

•

The conversion of all outstanding Legacy Aurora RSU Awards into awards of restricted stock units based on shares of Class A Common Stock with the same terms, except the number of restricted stock units comprising the award will be adjusted using the Exchange Ratio;

•	Aurora issued and sold 100,000,000 shares of Class A Common Stock at $10.00 per share to the PIPE Investors pursuant to the PIPE Investment;

•	75,458,911 of RTPY Class A ordinary shares were redeemed by RTPY public shareholders in connection with the Business Combination for an aggregate redemption price of approximately $754.6 million;

•	17,434,414 Sponsor Shares were forfeited as a result of the above redemptions;

•

1,720,772 shares of Aurora Class A common stock was issued as a result of conversion of Class B ordinary shares of RTPY owned by the Sponsor in the Domestication and become subject to a lock-up (but not price-based vesting) until the first anniversary following the completion of the Business Combination. Such shares represent 25% of the Remaining Sponsor Shares;

•

Additionally, 5,162,314 shares of Aurora Class A common stock issued as a result of the conversion of Class B ordinary shares of RTPY owned by the Sponsor in the Domestication have been immediately subject to both price-based vesting provisions and lock-up provisions. Such shares represent 75% of the Remaining Sponsor Shares; and

•

The Sponsor Shares subject to both price-based vesting provisions and a lock-up will consist of three tranches, equaling 1,720,772, 1,720,771 and 1,720,771 shares of Aurora Class A common stock for the first tranche, the second tranche and the third tranche, respectively, as follows:

•

Tranche I: Tranche I has (i) a price-based vesting trigger based on the trading price of Aurora common stock exceeding $15.00 on a 20-trading day volume-weighted average price measurement basis and (ii) a lock up of two years following the completion of the Business Combination.

•

Tranche II: Tranche II has (i) a price-based vesting trigger based on the trading price of Aurora common stock exceeding $17.50 on a 20-trading day volume-weighted average price measurement basis and (ii) a lock up of three years following the completion of the Business Combination.

•

Tranche III: Tranche III has (i) a price-based vesting trigger based on the trading price of Aurora common stock exceeding $20.00 on a 20-trading day volume-weighted average price measurement basis and (ii) a lock up of four years following the completion of the Business Combination.

If the price-based vesting conditions have not been met prior to or on the 10th anniversary from the completion of the Business Combination, any unvested Sponsor Shares are forfeited. Additionally, upon a change in control event, all of the Sponsor Shares become vested and are released from the lock-up.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, RTPY will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Aurora issuing shares for the net assets of RTPY, accompanied by a recapitalization.

Aurora has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Aurora Stockholders have the largest voting interest in the post-combination company;

•	Legacy Aurora will have the ability to appoint the majority of the members of the Aurora Board;

•	Legacy Aurora will comprise the ongoing operations of Aurora;

•	Legacy Aurora management hold executive management roles (including Chief Executive Officer, among others) in the post-combination company and are responsible for the day-to-day operations; and

•	The post-combination company assumed the Aurora branded name: Aurora Innovation, Inc.

Accordingly, the net assets of RTPY will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented in future financial reports as those of Aurora.

The unvested Sponsor Shares are expected be classified as a liability measured at fair value as at the date of the Business Combination, subject to subsequent remeasurement at each reporting date until the liability is settled in accordance with the vesting terms or the Sponsor Shares are forfeited upon the 10th anniversary. Public and private warrants of RTPY are not expected to be modified as a result of the Business Combination, resulting in no accounting impact upon consummation of Business Combination.

All outstanding capital stock of Legacy Aurora were converted into shares of common stock of Aurora based on the Exchange Ratio, with the corresponding increase in the par value of common stock being recognized against additional paid-in capital. Outstanding vested and unvested share-based awards of Legacy Aurora (including options and RSUs) were converted into the right to receive upon vesting or exercise such awards for common shares of Aurora, adjusted proportionately based on the Exchange Ratio. Because no terms of such share-based awards were modified upon consummation of the Business Combination, no accounting impact for such outstanding awards is expected. For pro forma presentation purposes, the Exchange Ratio is approximately 2.1708.

Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information of Aurora upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Any additional Business Combination proceeds remaining after the payment of redeeming RTPY shareholders, the payment of underwriter fees and the payment of transaction costs related to the Merger are expected to be used for other general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Aurora following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. RTPY and Aurora have not had any historical relationship prior to the transactions, accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma Aurora common stock issued and outstanding immediately after the Business Combination and the related ownership percentages.

(in millions)	Number of Shares	Percentage of Outstanding Shares
Legacy Aurora Stockholders(1)	1,047.0	93.6%
Sponsor, Sponsor Related PIPE Investor and RTPY independent directors(2)	9.3	0.8%
RTPY’s public shareholders(3)	22.3	2.0%
Third Party PIPE Investors	40.2	3.6%

Outstanding Shares	1,118.8	100.0%

(1)

Includes (i) 513.6 million shares of Class A Common Stock (ii) 481.1 million shares of Class B Common Stock, and (iii) 52.4 million shares subscribed for through the PIPE by existing Legacy Aurora investors. Excludes (i) 82.4 million shares underlying the Aurora Options, whether unvested or vested, and (ii) 34.7 million shares underlying Aurora RSU Awards.

(2)

Includes 7.5 million shares to be purchased by Sponsor Related PIPE Investor as part of the PIPE Investment. Excludes 5.2 million Sponsor Shares which became subject to price-based vesting conditions in conjunction with the completion of the Business Combination.

(3)	The number of shares is net of redemptions of approximately 75.5 million RTPY Class A ordinary shares at redemption price of approximately $10.00 per share.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands)

	RTPY (Historical)	Legacy Aurora (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$263	$630,374	$1,144,393	A	$1,775,030
Restricted cash, current	—	182	—		182
Contract asset	—	5,599	—		5,599
Prepaid expenses and other current assets	1,117	28,391	(4,534)	B	24,974

Total current assets	1,380	664,546	1,139,859		1,805,785
Cash held in trust account	977,556	—	(977,556)	C	—
Property and equipment, net	—	87,774	—		87,774
Operating lease right-of-use assets	—	156,167	—		156,167
Restricted cash, noncurrent	—	13,300	—		13,300
Other assets, net	—	20,328	—		20,328
Acquisition related intangible assets	—	617,200	—		617,200
Goodwill	—	1,111,197	—		1,111,197

Total assets	$978,936	$2,670,512	$162,303		$3,811,751

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$915	$3,408	$(8)	D	$4,315
Accrued expenses and other current liabilities	5,714	58,978	(8,558)	D	56,134
Operating lease liabilities, current	—	11,749	—		11,749
Related party payable	969	1,363	—		2,332

Total current liabilities	7,598	75,498	(8,566)		74,530
Other liabilities	—	835	—		835
Derivative warrant liabilities	32,122	—	—		32,122
Derivative liability – Sponsor Shares	—	—	46,941	E	46,941
Deferred legal fees and underwriting commissions	34,231	—	(34,231)	F	—
Operating lease liabilities, long-term	—	139,106	—		139,106
Deferred tax liability	—	3,203	—		3,203

Total liabilities	73,951	218,642	4,144		296,737

Redeemable convertible preferred stock	—	2,161,145	(2,161,145)	G	—
Common shares subject to possible redemption	977,500	—	(977,500)	H	—
Stockholders’ equity (deficit):
RTPY Class B Ordinary Shares	2	—	(2)	I	—
Class A Common Stock	—	—	6	J	6
Class B Common Stock	—	—	5	K	5
Legacy Aurora common stock	—	25	(25)	L	—
Additional paid-in capital	—	1,130,239	3,275,506	M	4,405,745
Retained earnings (accumulated deficit)	(72,517)	(839,539)	21,314	N	(890,742)

Total stockholders’ equity	(72,515)	290,725	3,296,804		3,515,014

Total liabilities and stockholders’ equity (deficit)	$978,936	$2,670,512	$162,303		$3,811,751

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	For the Year Ended December 31, 2020		Apparate Acquisition			For the period from October 2, 2020 (inception) to December 31, 2020 RTPY (Historical)
	Legacy Aurora (Historical)	Apparate (Historical)	Transaction Accounting Adjustments		Pro Forma Combined		Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$100,000	$(100,000)	O	$—	$—	$—		$—
Operating Expenses
Research and development	179,426	649,047	32,180	P	860,653	—	88,583	R	949,236
Selling, general and administrative	38,693	150,637	(4,042)	Q	185,288	19	5,903	S	191,210

Total operating expenses	218,119	799,684	28,138		1,045,941	19	94,486		1,140,446

Loss from operations	(218,119)	(699,684)	(128,138)		(1,045,941)	(19)	(94,486)		(1,140,446)

Interest and other income, net	3,672	2,409	—		6,081	—	—		6,081

Loss before income taxes	$(214,447)	$(697,275)	$(128,138)		$(1,039,860)	(19)	(94,486)		$(1,134,365)

Income taxes (benefit) expense	2	(1,510)	—		(1,508)	—	—		(1,508)

Net income (loss)	$(214,449)	$(695,765)	$(128,138)		$(1,038,352)	$(19)	$(94,486)		$(1,132,857)

Weighted average shares outstanding, Aurora, basic and diluted	124,743,865
Net loss per share attributable to Aurora, basis and diluted	$(1.72)
Weighted average shares outstanding – RTPY Class B ordinary shares, basic and diluted,						21,250,000
Net loss per share – Class B, basic and diluted						$(0.00)
Weighted average shares outstanding – Aurora Class A, basic and diluted									636,496,966
Net loss per share – Class A, basic and diluted									$(1.01)
Weighted average shares outstanding – Aurora Class B, basic and diluted									481,107,977
Net loss per share – Class B, basic and diluted									$(1.01)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands, except share and per share amounts)

	For the Nine Months Ended September 30, 2021	For the Period from January 1, 2021 to January 19, 2021 Apparate (Historical)	Apparate Acquisition			For the Nine Months Ended September 30, 2021 RTPY (Historical)
	Legacy Aurora (Historical)		Transaction Accounting Adjustments		Pro Forma Combined		Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$55,599	$5,108	$(5,108)	O	$55,599	$—	$—		$55,599
Operating Expenses
Research and development	477,056	26,509	(120,385)	P	383,180	—	13,619	R	396,799
Selling, general and administrative	80,224	2,367	(6,954)	Q	75,637	8,203	(263)	S	83,577

Total operating expenses	557,280	28,876	(127,339)		458,817	8,203	13,356		480,376

Loss from operations	(501,681)	(23,768)	122,231		(403,218)	(8,203)	13,356		(424,777)

Interest and other income, net	(4,738)	141	—		(4,597)	—	—		(4,597)
Fair value adjustments for warrant liability	—	—	—		—	3,038	—		3,038
Financing costs – derivative warrant liabilities	—	—	—		—	(1,111)	—		(1,111)
Income from investments held in trust account	—	—	—		—	56	(56)	T	—

Loss before income taxes	$(506,419)	$(23,627)	$122,231		$(407,815)	(6,220)	(13,412)		$(427,447)

Income taxes (benefit) expense	(2,643)	—	—		(2,643)	—	—		(2,643)

Net income (loss)	$(503,776)	$(23,627)	$122,231		$(405,172)	$(6,220)	$(13,412)		$(424,804)
Weighted average shares outstanding, used in computing net loss per share, Aurora, basic and diluted	240,949,740
Net loss per share, Aurora, basis and diluted	$(2.09)
Weighted average shares outstanding – RTPY Class A ordinary shares, basic and diluted,						97,750,000
Net loss per share – Class A, basic and diluted						$(0.05)
Weighted average shares outstanding – RTPY Class B ordinary shares, basic and diluted,						23,550,137
Net loss per share – Class B, basic and diluted						$(0.05)
Weighted average shares outstanding – Aurora Class A, basic and diluted									636,496,966
Net loss per share – Class A, basic and diluted									$(0.38)
Weighted average shares outstanding – Aurora Class B, basic and diluted									481,107,977
Net loss per share – Class B, basic and diluted									$(0.38)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, RTPY will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Aurora issuing stock for the net assets of RTPY, accompanied by a recapitalization. The acquisition of Apparate has been treated as a business combination and has been accounted for using the acquisition method with Aurora being the accounting acquirer. Aurora has recorded the fair value of assets and liabilities acquired from Apparate.

The unaudited pro forma combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	RTPY’s unaudited balance sheet as of September 30, 2021 and the related notes, included in Aurora’s Form 10-Q filed with SEC on November 15, 2021 and incorporated herein by reference; and

•	Legacy Aurora’s unaudited consolidated balance sheet as of September 30, 2021 and the related notes, filed as Exhibit 99.1 to the Form 8-K/A and incorporated herein by reference;

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

RTPY’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes, included in Aurora’s Form 10-Q filed with SEC on November 15, 2021 and incorporated herein by reference;

•

Legacy Aurora’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes, filed as Exhibit 99.1 to the Form 8-K/A and incorporated herein by reference; and

•	Apparate’s unaudited financial information provided by Apparate management, for the period from January 1, 2021 through January 19, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•

RTPY’s audited statement of operations for the period between October 2, 2020 (inception) and December 31, 2020 and the related notes, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference;

•

Legacy Aurora’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference; and

•

Apparate’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in the Proxy Statement/Prospectus and are incorporated herein by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination or Legacy Aurora’s acquisition of Apparate. The pro forma adjustments reflecting the closing of the Business Combination and the acquisition of Apparate are based on certain currently available information and certain assumptions and methodologies that Aurora believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible such differences may be material. Aurora believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Aurora. They should be read in conjunction with the historical financial statements and notes thereto of RTPY, Legacy Aurora and Apparate.

Note 2—Apparate Transaction

On January 19, 2021, Legacy Aurora acquired 100% of the voting interests of Apparate which was a company developing self-driving technology. The acquisition of Apparate has been treated as a business combination and has been accounted for using the acquisition method.

The acquisition date fair value of the consideration transferred was approximately $1.9 billion which consisted of stock consideration. The stock consideration transferred comprised 50.9 million shares of Legacy Aurora’s Series U-1 preferred stock and 116.2 million shares of Legacy Aurora’s stock. The preferred stock was valued referencing a subsequent purchase of Legacy Aurora’s preferred stock on the same date as the acquisition. The common stock was valued based on the fair value as of January 19, 2021, as determined by a third-party valuation expert using an Option Pricing Method model. The transaction costs associated with the acquisition were approximately $15.0 million and were recorded in general and administrative expense in 2020 and 2021.

The acquisition of Apparate was determined to be a material transaction that is separate from the Business Combination between RTPY and Legacy Aurora. As part of preparing the unaudited pro forma condensed combined statement of operations, Aurora identified certain differences in classification and presentation of Apparate’s financial statements when compared to those of Legacy Aurora. The historical statement of operations of Apparate were adjusted, as shown below, to conform presentation and classification of the items noted below to presentation and classification of Legacy Aurora.

(in thousands)	For the period from January 1, 2021 through January 19, 2021		For the year ended December 31, 2020
Revenue	$5,108		$100,000
Research and development	26,509	(1)	649,047	(1)
Selling, general and administrative	2,367	(1)(2)	150,637	(1)(2)

Loss from operations	$(23,768)		$(699,684)

Interest and other income, net	141		2,409

Total other income (expense)	$141		$2,409

Loss before income taxes	$(23,627)		$(697,275)

Income tax (benefit) expense	—		(1,510)

Net loss	$(23,627)		$(695,765)

(1)

Depreciation and amortization expense were separately disclosed in the Apparate historical statement of operations. In Legacy Aurora’s statement of operations, depreciation and amortization was included as part of research and development and selling general and administrative expenses.

(2)

Sales and marketing and general and administrative expenses were separately disclosed in the Apparate historical statement of operations. In Legacy Aurora’s statement of operations, these expenses are presented together.

Note 3—Accounting Policies

Upon completion of the Business Combination, management will perform a comprehensive review of RTPY’s and Legacy Aurora’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information.

Note 4—Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Aurora has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of Aurora shares outstanding, assuming the Business Combination occurred on January 1, 2020.

The unaudited pro forma condensed combined statement of operations of Legacy Aurora for the year ended December 31, 2020 and nine months ended September 30, 2021 takes into consideration if recognition of deferred tax assets is appropriate when realization of these assets is more likely than not. Based upon the weight of all available evidence, with primary focus on Legacy Aurora’s history of recent losses and Aurora being in a net loss position on a pro forma basis, Aurora has concluded that it is not more likely than not that the recorded deferred tax assets will be realized. As a result, the tax effect of the Business Combination and related pro forma adjustments is recorded at no tax expense or benefit to Aurora. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had RTPY and Legacy Aurora filed consolidated income tax returns during the period presented.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

A. Represents pro forma adjustments to cash and cash equivalents to reflect the following:

(in thousands)	Amount
Release of cash from trust account	$977,556	(1)
Proceeds from PIPE Investment	1,000,000	(2)
Payment of deferred underwriting fees and transaction expenses	(78,574	)(3)
Cash payment for redemptions	(754,589	)(4)

Net adjustment	$1,144,393

(1)	Reflects the reclassification of cash and cash equivalents held in the trust account that becomes available in connection with the Business Combination or to pay redeeming RTPY shareholders.
(2)

Reflects the proceeds of $1.0 billion from the issuance and sale of 100.0 million shares of Class A Common Stock, with a per share par value of $0.00001, at $10.00 per share in the PIPE Investment pursuant to the Subscription Agreements. The shares include approximately 40.2 million shares to be purchased by Third Party PIPE Investors, approximately 7.5 million shares to be purchased by Sponsor Related PIPE Investor, and approximately 52.4 million shares to be purchased by Aurora PIPE Investors. The proceeds from the PIPE Investment are reflected with corresponding pro forma adjustments to the par value of Class A Common Stock, as shown in Note 4(J), and additional paid-in capital, as shown in Note 4(M).

(3)

Reflects the settlement of approximately $78.6 million of deferred underwriting fees and transaction-related expenses at close in connection with the Business Combination. Of the total, approximately $44.3 million relates to advisory, legal, and other fees to be incurred in conjunction with the Business Combination and $34.2 million relates to RTPY’s deferred underwriting and legal fees.

The adjustments for expenses incurred in conjunction with the Business Combination are reflected as corresponding adjustments of $8,000 to accounts payable and $8.6 million to accrued expenses for amounts which had been incurred prior to and unpaid as of September 30, 2021, as further noted in Note 4(D). The remaining $35.8 million, representing estimated expenses to be incurred subsequent to September 30, 2021, is reflected as an adjustment to additional paid-in capital, as shown in Note 4(M).

From the amounts incurred prior to September 30, 2021, approximately $4.5 million, of which approximately $1.6 million had been paid prior to September 30 2021, had been capitalized as deferred transaction costs by Legacy Aurora with the adjustment for these being reflected as a reclassification from prepaid expenses and other current assets to additional paid-in capital, as described in Note 4(B).

The settlement of RTPY’s deferred underwriting commissions and legal fees, which were incurred by RTPY in conjunction with its initial public offering, are reflected with a corresponding elimination of the liabilities, as further described in Note 4(F) below. Such amounts become payable upon completion of the Business Combination.

(4)

Reflects the payment to redeeming RTPY public shareholders. The amount of redemptions is approximately 75.5 million shares at a redemption price of $10.00 per share. The corresponding adjustments are a reduction in par value of Class A Common Stock and a reduction to additional paid-in capital, as shown in Notes 4(J) and 4(M). As a result of redemptions, approximately $223.0 million of cash from the trust account was available for the payment of underwriter fees, the payment of transaction costs related to the Merger and for Aurora’s general corporate purposes.

B. Reflects the reclassification of previously deferred and capitalized transaction costs from prepaid expenses and other current assets to additional paid-in capital.

C. Reflects the release of $977.5 million of cash currently held in the trust account that became available to effectuate the Business Combination, including payment of redemptions by RTPY shareholders, and for the general use of Aurora upon completion of the Business Combination.

D. Reflects the payment of previously incurred and accrued transaction costs paid upon completion of the Business Combination.

E. Reflects recognition of the derivative liability related to the Sponsor Shares which become subject to price-based vesting upon completion of the Business Combination with a corresponding adjustment to additional paid-in capital, as further described in Note 4(M). Upon completion of the Business Combination, these Sponsor Shares will contain certain features which will require these shares to be initially classified as a liability and measured at fair value upon completion of the Business Combination and in subsequent periods. Any changes in the fair value will be reflected in earnings until the vesting conditions for such shares are met or expire. The fair value of the derivative liability is determined by using the Monte-Carlo Simulation approach, which estimates the number of Sponsor Shares expected to vest and their value based on a simulation of the post-combination company’s common stock price in the future.

F. Reflects the payment of approximately $34.2 million of deferred underwriters’ commissions and deferred legal fees incurred during RTPY’s initial public offering and due upon completion of the Business Combination.

G. Reflects conversion of Legacy Aurora preferred stock into Legacy Aurora common stock pursuant to the terms of the Merger Agreement, and as a result of the Pre-Closing Restructuring, resulting in an adjustment of $2.2 billion from temporary equity to additional paid-in capital, as shown in Note 4(M) and an adjustment of $20,000 to Legacy Aurora common stock, Note 4(L).

H. Reflects the reclassification of Class A ordinary shares of $977.5 million to permanent equity with the reclassification shown as an adjustment to par value and additional paid-in capital prior to the impact of redemptions in Note 4(J) and Note 4(M).

I. Reflects the conversion of RTPY Class B ordinary shares to Class A Common Stock in conjunction with the Domestication and pursuant to terms of the Merger Agreement.

J. Represents pro forma adjustments to par value of Class A Common Stock balance to reflect the following:

(in thousands)	Amount
Recapitalization of Legacy Aurora common stock into Aurora common stock	$5
Reclassification of RTPY public shares to permanent equity, prior to impact of redemptions	1
Issuance of Class A Common Stock from PIPE Investment per Subscription Agreements	1
Conversion of RTPY Class B ordinary shares into Class A Common Stock as a result of the Domestication	—	(1)
Decrease due to redemption of RTPY public shares	(1)

Net adjustment	$6

(1)	Adjustment to par value of Aurora Class A Common Stock was immaterial and significantly less than one thousand dollars.

K. Represents recapitalization of Legacy Aurora common stock to Class B Common Stock issuable to certain Legacy Aurora Stockholders.

L. Reflects conversion and recapitalization of Legacy Aurora common stock to Aurora common stock, as follows:

(in thousands)	Amount
Increase in par value of Legacy Aurora common stock as a result of Legacy Aurora preferred stock converting into Legacy Aurora common stock	20
Elimination and recapitalization of par value of Legacy Aurora common stock, inclusive of par value of Legacy Aurora common stock issued upon conversion of Legacy Aurora preferred stock	(45)

Net adjustment	$(25)

M. Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

(in thousands)	Amount
Conversion of Legacy Aurora preferred stock into Legacy Aurora common stock	$2,161,125
Reclassification of RTPY public shares to permanent equity, prior to impact of redemptions	977,499
Issuance of Class A Common Stock from PIPE Investment per Subscription Agreements	999,999
Cumulative catch-up expense for Legacy Aurora RSUs	51,203 (1)
Record fair value of liability related to the Sponsor Shares which became subject to price-based vesting upon completion of the Business Combination	(46,941)
Reclassification of Aurora’s previously deferred transaction costs	(4,534)
Reduction in additional paid-in capital for acquisition-related transaction expenses incurred subsequent to September 30, 2021	(35,777)
Elimination of RTPY’s historical accumulated deficit	(72,517)
Impact of the Domestication to additional paid-in capital	2
Recapitalization of Legacy Aurora common stock into Aurora common stock	35
Reduction in additional paid-in capital due to actual redemptions	(754,588)

Net adjustment	$3,275,506

(1)

Represents the stock-based compensation for certain Legacy Aurora RSUs subject to (i) time-based vesting conditions and (ii) a performance-based condition tied to achievement of a liquidity event. Upon completion of the Business Combination, the performance-based vesting condition was met, resulting in Aurora recognizing a cumulative catch-up expense for pro forma presentation purposes.

N. Reflects the elimination of the historical accumulated deficit of RTPY in connection with the recapitalization, inclusive of transaction expenses related to the Meger and recognized by RTPY in the historical periods, and the cumulative catch-up expense adjustment for Legacy Aurora RSUs with corresponding adjustments to additional paid-in capital, both of which are also reflected in Note 4(M).

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the nine months ended September 30, 2021 are as follows:

O. As a result of the Apparate acquisition, Apparate’s sole revenue-producing customer contract was cancelled and subsequently renegotiated. The renegotiated terms had not been settled at the time of close of the acquisition. As such, the historical Apparate revenue was eliminated for pro forma presentation purposes.

P. The Transaction Accounting Adjustments to research and development expense for the Apparate acquisition as follows:

(in thousands)	For the nine months ended September 30, 2021		For the year ended December 31, 2020
Elimination of historical depreciation and amortization expense on Apparate’s fixed assets	$(610	)(1)	$(12,459	)(1)
Elimination of historical Uber RSU stock-based compensation expense	(11,579)		(103,452)
To record adjustment for severance expense	(12,641	)(2)	12,641	(2)
To record pro forma depreciation and amortization expense on Apparate’s fixed assets based on the fair value as of the acquisition date	17	(1)	3,446	(1)
To record pro forma share-based compensation related to related-party share-based compensation payments	(95,572	)(3)	132,004	(3)

Net adjustment	$(120,385)		$32,180

(1)

Amortization expense existed in the historical period and not in the future periods as the fair value of the historical intangible assets was zero in the post-acquisition period. The pro forma adjustments include the net impact of recording depreciation expense based on the acquisition date fair value of the acquired fixed assets and removing historically recorded depreciation expense for the periods presented assuming that the acquisition of Apparate had been completed on January 1, 2020. During the period from January 20, 2021 to September 30, 2021, Legacy Aurora recorded $2.6 million in depreciation expense relating to the acquired fixed assets and the pro forma depreciation expense for the nine months ended September 30, 2021 is presented net of such expense.

(2)

During the nine months ended September 30, 2021, Legacy Aurora recorded $15.8 million, of which approximately $12.6 million was recorded in research and development expenses, in severance expense in conjunction with the Apparate acquisition. The pro forma adjustments include the net impact of removing the historically recorded expense for the periods presented, assuming that the acquisition of Apparate had been completed on January 1, 2020.

(3)

Former employees of Apparate received grants of RSUs in a related party entity in connection with their employment with a subsidiary of the related party entity prior to the acquisition. These awards were modified after the transaction to allow the awards to continue to vest for the first year subsequent to the closing of the acquisition as long as the personnel remain employees of Aurora. As the RSUs were a modification to previously held awards by these employees in the historical period and the acquisition accounting measured the awards at fair value under stock-based compensation guidance, the stock-based compensation expense in the historical periods was eliminated and adjusted to reflect the fair value of the awards. During the nine months ended September 30, 2021, Legacy Aurora recorded $95.6 million in expense relating to these awards and the pro forma adjustments include the net impact of removing the historically recorded expense for the periods presented assuming that the acquisition of Apparate had been completed on January 1, 2020 and the vesting period would have concluded on December 31, 2020. In addition, former employees of Apparate received Legacy Aurora restricted stock units which have service-based and performance-based vesting conditions with performance-based vesting condition tied to achievement of a liquidity event. Upon completion of the Business Combination, the performance-based vesting condition was met with the pro forma impact of such restricted stock units reflected as an adjustment in Note 4(R) and Note 4(S).

Q. The Transaction Accounting Adjustments to selling, general and administrative expenses for the Apparate acquisition are as follows:

(in thousands)	For the nine months ended September 30, 2021		For the year ended December 31, 2020
Elimination of historical depreciation expense on Apparate’s fixed assets	$(453	)(1)	$(8,459	)(1)
Elimination of historical Uber RSU stock-based compensation expense	(849)		(9,952)
To record adjustment for severance expense	(3,105	)(2)	3,105	(2)
To record pro forma depreciation expense on Apparate’s fixed assets based on the fair value as of the acquisition date	393	(1)	7,225	(1)
To record pro forma share-based compensation related to related-party share-based compensation payments	(2,940	)(3)	4,039	(3)

Net adjustment	$(6,954)		$(4,042)

(1)

The pro forma adjustments include the net impact of recording depreciation expense based on the acquisition date fair value of the acquired fixed assets and removing historically recorded depreciation expense for the periods presented assuming that the acquisition of Apparate had been completed on January 1, 2020. During the period from January 20, 2021 to September 30, 2021, Legacy Aurora recorded $5.0 million in depreciation expense relating to the acquired fixed assets and the pro forma depreciation expense for the nine months ended September 30, 2021 is presented net of such expense.

(2)

During the nine months ended September 30, 2021, Legacy Aurora recorded $15.8 million in severance expense, of which approximately $3.1 million was recorded in selling, general and administrative expenses, in conjunction with the Apparate acquisition. The pro forma adjustments include the net impact of removing the historically recorded expense for the periods presented, assuming that the acquisition of Apparate had been completed on January 1, 2020.

(3)

Former employees of Apparate received grants of RSUs in a related party entity in connection with their employment with a subsidiary of the related party entity prior to the acquisition. These awards were modified after the transaction to allow the awards to continue to vest for the first year subsequent to the closing of the acquisition as long as the personnel remain employees of Legacy Aurora. As the RSUs were a modification to previously held awards by these employees in the historical period and the acquisition accounting measured the awards at fair value under stock-based compensation guidance, the stock-based compensation expense in the historical periods was eliminated and adjusted to reflect the fair value of the awards. During the nine months ended September 30, 2021, Legacy Aurora recorded $2.9 million in expense relating to these awards and the pro forma adjustments include the net impact of removing the historically recorded expense for the periods presented assuming that the acquisition of Apparate had been completed on January 1, 2020 and the vesting period would have concluded on December 31, 2020.

In addition, former employees of Apparate received Legacy Aurora restricted stock units which have a service-based and performance-based vesting conditions with performance-based vesting condition tied to achievement of a liquidity event. Upon completion of the Business Combination, the performance-based vesting condition is met with the pro forma impact of such restricted stock units reflects as an adjustment in Note 4(R) and Note 4(S).

R. The Transaction Accounting Adjustments to research and development expense for the Business Combination and related transactions are as follows:

(in thousands)	For the nine months ended September 30, 2021		For the year ended December 31, 2020
To record pro forma share-based compensation related to Legacy Aurora restricted stock units	$13,619	(1)	$88,583	(1)

Net adjustment	$13,619		$88,583

(1)

Certain Legacy Aurora restricted stock units are subject to (i) time-based vesting conditions and (ii) a performance-based condition tied to achievement of a liquidity event. Upon completion of the Business Combination, the performance-based vesting condition was met, resulting in a cumulative catch-up expense of $47.8 million for pro forma presentation purposes. Such cumulative catch-up expense is reflected in the year ended December 31, 2020. The remaining expense will be recognized over the remaining time-based vesting condition following the completion of the Business Combination, assuming that the Business Combination had been completed on January 1, 2020 for pro forma presentation purposes.

S. The Transaction Accounting Adjustments to selling, general and administrative expense for the Business Combination and related transactions are as follows:

(in thousands)	For the year ended December 31, 2020		For the nine months ended September 30, 2021
To record pro forma share-based compensation related to Legacy Aurora restricted stock units	$675	(1)	$5,903	(1)
Elimination of expenses incurred by RTPY for certain support services	(938	)(2)	—

Net adjustment	$31		$5,903

(1)

Certain Legacy Aurora restricted stock units are subject to (i) time-based vesting conditions and (ii) a performance-based condition tied to achievement of a liquidity event. Upon completion of the Business Combination, the performance-based vesting condition was met, resulting in a cumulative catch-up expense of $3.4 million for pro forma presentation purposes. Such cumulative catch-up expense is reflected in the year ended December 31, 2020. The remaining expense will be recognized over the remaining time-based vesting condition following the completion of the Business Combination, assuming that the Business Combination had been completed on January 1, 2020 for pro forma presentation purposes.

(2)	Reflects the elimination of expense related to RTPY’s support services which ceased upon completion of the Business Combination.

T. Reflects the elimination of unrealized gains on investments held in the trust account.

Note 5—Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination, and PIPE Investment are being reflected as if they had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination and PIPE Investment have been outstanding for the entire periods presented.

(in thousands, except share and per share data)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Pro forma loss attributable to common stockholders—Class A and Class B	$(424,804)	$(1,132,857)
Combined Entity Class A Common Stock
Weighted average shares outstanding—Class A, basic and diluted	636,496,966	636,496,966
Net loss per share—Class A, basic and diluted	$(0.38)	$(1.01)
Combined Entity Class B Common Stock
Weighted average shares outstanding—Class B, basic and diluted	481,107,977	481,107,977
Net loss per share—Class B, basic and diluted	$(0.38)	$(1.01)

The following summarizes the number of shares of Class A Common Stock outstanding for both the nine months ended September 30, 2021 and year ended December 31, 2020:

Legacy Aurora Stockholders(1)	564,715,105
RTPY’s public shareholders	22,291,089
PIPE Investors	40,150,000
Sponsor and Sponsor Related PIPE Investor(2)	9,340,772

Pro forma weighted average shares outstanding—basic and diluted	636,496,966

(1)

Excludes approximately 1.2 million restricted shares or shares issued for early exercised options, subject to a repurchase right, and includes approximately 52.4 million shares to be purchased by Aurora PIPE Investors as part of the PIPE Investment.

(2)	Includes 7.5 million shares to be purchased by Sponsor Related PIPE Investor as part of the PIPE Investment.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which are not satisfied as of the period end for pro forma presentation purposes.

Sponsor Shares subject to price-based vesting conditions	5,162,314
Public warrants and Private Placement Warrants	21,118,750
Aurora options and restricted stock units	117,131,430
Aurora restricted stock and shares issued for early exercised options, subject to a repurchase right	1,210,268